Exhibit 99.1

“The Good Food Company”

H.J. Heinz Company Enters Into Agreement to Be Acquired by
Berkshire Hathaway and 3G Capital

•	Heinz shareholders to receive $72.50 per share in cash
•	Transaction valued at $28 billion, largest ever in food industry
•	Following the transaction, Heinz will remain headquartered in Pittsburgh as a private company

PITTSBURGH, OMAHA and NEW YORK – February 14, 2013 – H.J. Heinz Company (NYSE: HNZ) (“Heinz”) today announced that it has entered into a definitive merger agreement to be acquired by an investment consortium comprised of Berkshire Hathaway and 3G Capital.

Under the terms of the agreement, which has been unanimously approved by Heinz’s Board of Directors, Heinz shareholders will receive $72.50 in cash for each share of common stock they own, in a transaction valued at $28 billion, including the assumption of Heinz’s outstanding debt. The per share price represents a 20% premium to Heinz’s closing share price of $60.48 on February 13, 2013, a 19% premium to Heinz’s all-time high share price, a 23% premium to the 90-day average Heinz share price and a 30% premium to the one-year average share price.

“The Heinz brand is one of the most respected brands in the global food industry and this historic transaction provides tremendous value to Heinz shareholders,” said Heinz Chairman, President and CEO William R. Johnson. “We look forward to partnering with Berkshire Hathaway and 3G Capital, both greatly respected investors, in what will be an exciting new chapter in the history of Heinz. With Heinz stock recently at an all-time high and 30 consecutive quarters of organic topline growth, Heinz is being acquired from a position of strength. As a private enterprise, Heinz will have an opportunity to drive further growth and advance our commitment to providing consumers across the globe with great tasting, nutritious and wholesome products,” added Johnson.

Warren Buffett, Chairman and CEO of Berkshire Hathaway said, “Heinz has strong, sustainable growth potential based on high quality standards, continuous innovation, excellent management and great tasting products. Their global success is a testament to the power of investing behind strong brand equities and the strength of their management team and processes. We are very pleased to be a part of this partnership.”

Alex Behring, Managing Partner at 3G Capital said, “We have great respect for the Heinz brands and the strong business that management and its employees operate around the world. We approached Heinz to explore how we might work together to expand the value of this storied brand. We fully recognize Heinz’s value and heritage and look forward to working together with Heinz’s employees, suppliers and customers as we invest in and support the company’s ongoing global growth efforts.”

Understanding the need to preserve Heinz’s values, heritage and community connections, Berkshire Hathaway and 3G Capital have pledged to maintain Pittsburgh as its global headquarters, and to fulfill and continue its philanthropic support of community initiatives and related investments.

The transaction will be financed through a combination of cash provided by Berkshire Hathaway and affiliates of 3G Capital, rollover of existing debt, as well as debt financing that has been committed by J.P. Morgan and Wells Fargo. Berkshire Hathaway owns and invests in leading businesses across a variety of industries, including numerous iconic brands. 3G Capital is a global investment firm focused on long-term value creation, with a particular emphasis on building and expanding great brands and businesses.

The transaction is subject to approval by Heinz shareholders, receipt of regulatory approvals and other customary closing conditions, and is expected to close in the third (calendar) quarter of 2013.

Advisors for this transaction include: Centerview Partners and BofA Merrill Lynch as financial advisors to Heinz and Davis Polk & Wardwell LLP as legal advisor to Heinz. Moelis & Company acted as advisors to the Transaction Committee of Heinz’s Board of Directors and Wachtell, Lipton, Rosen & Katz served as legal advisor to the Transaction Committee of Heinz’s Board of Directors.

Lazard served as lead financial advisor. J.P. Morgan and Wells Fargo also served as financial advisors to the investment consortium. Kirkland & Ellis LLP is acting as legal advisor to 3G Capital. Munger, Tolles & Olson LLP is acting as legal advisor to Berkshire Hathaway.

Press Conference / Webcast

Heinz and 3G Capital invite media to attend a joint press conference today, February 14, at 11 a.m. Eastern Time at Heinz World Headquarters, One PPG Place, Suite 3100 in Pittsburgh, PA.

The press conference will be hosted by:

•	William R. Johnson, Heinz Chairman, President and Chief Executive Officer
•	Alex Behring, Managing Partner, 3G Capital

A live broadcast of the press conference will be available via satellite (details below) and a video webcast (listen only) of the press conference will be available in real-time and archived for playback on the company website, www.heinz.com.

Reporters or photographers wishing to attend the press conference in person should register in advance by contacting Jean Babilon at (412) 456-5781 or via e-mail at jean.babilon@us.hjheinz.com by 10:30 a.m. on Thursday, February 14, 2013. Photo ID is required to enter the building. A mult-box will be available onsite for media use.

Live Event Dial-in Details (Listen Only):

U.S. Dial In: 1-866-515-2915
International Dial In: 1-617-399-5129
Passcode: Heinz

Upcoming Events

As a result of this announcement, Heinz will not participate in CAGNY (Consumer Analyst Group of New York) Conference on February 21, nor will it hold a conference call/webcast to discuss its Fiscal 2013 third-quarter results on Wednesday, February 27.

**Satellite News Feed**

A live broadcast of the press conference will be available via satellite as follows:
Thursday, February 14, 2013
Live Feed: 11 -11:30 am +15 (Eastern Time)
Re-Feed: 12 - 12:30 pm +15 (Eastern Time)

Ku-Band Digital
Galaxy 3C (located 95 degrees west)
Transponder 16, Slot a
9 mhz SD
Uplink frequency:  14311 vertical
Downlink frequency:  12011 horizontal
Symbol rate:  6.1113
FEC: 3/4
Data rate:  8.448
Note: Signal transmitted 16:9 SD Anamorphic (squeeze)

Pittsburgh teleport uplink truck trouble #: (412) 427-5266

Archive: The archived video will be available for download from www.heinz.com.

About Heinz
H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.
About Berkshire Hathaway
Berkshire Hathaway and its subsidiaries engage in diverse business activities including property and casualty insurance and reinsurance, utilities and energy, freight rail transportation, finance, manufacturing, retailing and services. Common stock of Berkshire Hathaway is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

About 3G Capital
3G Capital is a global investment firm focused on long-term value, with a particular emphasis on maximizing the potential of brands and businesses. The firm and its partners have a strong history of generating value through operational excellence, board involvement, deep sector expertise and an extensive global network. 3G Capital works in close partnership with management teams at its portfolio companies and places a strong emphasis on recruiting, developing and retaining top-tier talent. 3G Capital’s main office is in New York City. For more information on 3G Capital and the transaction, please go to http://www.3g-capital.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release and Heinz’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include Heinz’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•	the failure to receive, on a timely basis or otherwise, the required approvals by Heinz’s shareholders and government or regulatory agencies,

•	the risk that a closing condition to the proposed merger may not be satisfied,

•	the failure to obtain the necessary financing in connection with the proposed merger,

•	the ability of Heinz to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and

•
other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in Heinz’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. Heinz undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It
This document may be deemed to be solicitation material in respect of the proposed merger between Heinz and a subsidiary of Hawk Acquisition Holding Corporation. In connection with the proposed merger, Heinz will file a preliminary proxy statement and a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”). The information contained in the preliminary filing will not be complete and may be changed.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the shareholders of Heinz seeking their approval of the proposed merger. Heinz’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation
Heinz and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Heinz’s directors and executive officers is available in Heinz’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on August 28, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Heinz’s shareholders in connection with the proposed merger will be set forth in the preliminary proxy statement when it is filed with the SEC.

MEDIA CONTACTS

H.J. Heinz Company

Michael Mullen
412-456-5751 or michael.mullen@us.hjheinz.com

Investor Group

Steve Lipin
Brunswick Group
212-333-3810